UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 23, 2010
MEDIACOM BROADBAND LLC
(Exact name of Registrant as specified in its charter)

Delaware (State of incorporation)	333-72440 (Commission File No.)	06-1615412 (IRS Employer Identification No.)
100 Crystal Run Road
Middletown, New York 10941
(Address of principal executive offices)
Registrant’s telephone number: (845) 695-2600
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     See disclosure contained in Item 2.03 below, which is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The operating subsidiaries of Mediacom Broadband LLC (the “Broadband subsidiaries”) have a senior secured credit facility (the “Broadband credit facility”) that consists of revolving credit commitments and term loans. On April 23, 2010, the Broadband credit facility was amended to (i) increase the permitted amount of incremental facilities by $250.0 million (i.e., to $750.0 million) and (ii) permit additional incremental facility term loans in an aggregate principal amount equal to not more than 50% of any future reductions in the revolving credit commitments.
     On April 23, 2010, the Broadband subsidiaries entered into an incremental facility agreement that provides for a new term loan under the Broadband credit facility in the principal amount of $600.0 million (“Term Loan F”). On April 23, 2010, the full amount of Term Loan F was borrowed by the Broadband subsidiaries. Following the borrowing of Term Loan F, there were two term loans outstanding under the Broadband credit facility (Term Loan D and Term Loan F).
     Borrowings under Term Loan F bear interest at a floating rate or rates equal to, at the option of the Broadband subsidiaries, the Eurodollar Rate or the Base Rate (each as defined in the related credit agreement, as amended), plus a margin of 3.00% for Eurodollar Rate loans and a margin of 2.00% for Base Rate loans; provided that if the margin for any new incremental facility term loans borrowed within 18 months of April 23, 2010 exceeds the margin for borrowings under Term Loan F by more than 25 basis points, the margin for borrowings under Term Loan F shall be increased to the extent necessary so that the margin for such new incremental facility term loans is equal to the margin for borrowings under Term Loan F plus 25 basis points. For the first four years of Term Loan F, the Eurodollar Rate will be subject to a floor of 1.50% and the Base Rate will be subject to a floor of 2.50%. Term Loan F matures on October 23, 2017, and is subject to quarterly reductions of 0.25% of the original principal amount beginning on September 30, 2010. The obligations of the Broadband subsidiaries under Term Loan F are governed by the terms of the related credit agreement, as amended.
     The proceeds from Term Loan F were used to repay the outstanding balance of Term Loan E, a portion of the revolving credit portion of the Broadband credit facility, without any reduction in the revolving credit commitments, as well as related fees and expenses.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired — None

(b)	Pro Forma Financial Information — None

(c)	Shell Company Transactions — None

(d)	Exhibits:

Exhibit No.	Description

10.1	Amendment No. 5, dated as of April 23, 2010, to the Amendment and Restatement, dated as of December 16, 2004, of Credit Agreement, dated as of July 18, 2001, among the operating subsidiaries of Mediacom Broadband LLC, the lenders party thereto and JPMorgan Chase Bank, as administrative agent for the lenders

10.2	Incremental Facility Agreement, dated as of April 23, 2010, between the operating subsidiaries of Mediacom Broadband LLC, the lenders signatory thereto and JPMorgan Chase Bank, N.A., as administrative agent

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 26, 2010

Mediacom Broadband LLC
By:	/s/ Mark E. Stephan
Mark E. Stephan
Executive Vice President and Chief Financial Officer